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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We have issued our reports dated February 28, 2014, with respect to the consolidated financial statements, financial highlights, financial statement schedule and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2013 of Main Street Capital Corporation. We consent to the incorporation by reference in the Registration Statement of Main Street Capital Corporation on Form S-8 (File No. 333-151799), effective June 20, 2008, of the aforementioned reports.

/s/ GRANT THORNTON LLP

Houston, Texas
February 28, 2014

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM